                                                                   EXHIBIT 10.26
                                                                   -------------

                             Amended and Restated

                                LEASE AGREEMENT

                                by and between

             Mr. Larry Shackley of Bay City, Michigan  (Landlord)

                                      and

                   Concentric Network Corporation  (Tenant)

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
LEASE AGREEMENT..................................................................... 1

1.   DEFINITIONS.................................................................... 1
          1.1   Agreed Interest Rate................................................ 1
          1.2   Building............................................................ 1
          1.3   Effective Date...................................................... 1
          1.4   Hazardous Material.................................................. 1
          1.5   Law................................................................. 1
          1.6   Lease............................................................... 1
          1.7   Lease Term.......................................................... 1
          1.8   Leasehold Improvements.............................................. 2
          1.9   Lender.............................................................. 2
          1.10  Monthly Rent........................................................ 2
          1.11  Outside Areas....................................................... 2
          1.12  Premises............................................................ 2
          1.13  Permitted Use....................................................... 2
          1.14  Private Restrictions................................................ 2
          1.15  Real Property Taxes................................................. 2
          1.16  Tenant's Minimum Liability Insurance Coverage....................... 2
          1.17  Trade Fixtures...................................................... 2

2.   DEMISE, TERM AND OPTION TO EXTEND.............................................. 2
          2.1   Demise of Premises.................................................. 2
          2.2   Options to Extend Lease Term........................................ 2

3.   RENT........................................................................... 3
          3.1   Monthly Rent........................................................ 3
          3.2   Payment of Rent..................................................... 3
          3.3   Past Due Monthly Rent............................................... 3

4.   USE OF PREMISES................................................................ 3
          4.1   Compliance with Laws and Private Restrictions....................... 3
          4.2   Use of Premises..................................................... 3
          4.3   Parking and Reservation of Rights................................... 3
          4.4   Hazardous Materials................................................. 4

5.   TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS...................................... 4
          5.1   Leasehold Improvements.............................................. 4
          5.2   Liens............................................................... 4

6.   REPAIR AND MAINTENANCE......................................................... 4
          6.1   Tenant's Obligation to Maintain..................................... 4
          6.2   Landlord's Obligation to Maintain................................... 5

7.   UTILITIES...................................................................... 5

8.   REAL PROPERTY TAXES............................................................ 5
          8.1  Tenant's Obligation to Reimburse..................................... 5
          8.2  Taxes on Tenant's Property........................................... 5
          8.3  Tax Contest.......................................................... 5

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
                                                                                  ----
9.   INSURANCE...................................................................... 5
          9.1   Tenant's Insurance.................................................. 5
          9.2   Landlord's Insurance:............................................... 6
          9.3   Release and Waiver of Subrogation................................... 6

10.  INDEMNITY...................................................................... 6
          10.1  Indemnification of Landlord......................................... 6
          10.2  Indemnification of Tenant........................................... 6

          11.   DAMAGE & DESTRUCTION................................................ 6
          11.1  Landlord's Duty to Restore.......................................... 6
          11.2  Landlord's Right to Terminate....................................... 7
          11.3  Tenant's Right to Abatement and Termination......................... 7

12.  CONDEMNATION................................................................... 7
          12.1  Taking of Premises.................................................. 7
          12.2  Restoration Following the Taking.................................... 7
          12.3  Abatement of Rent................................................... 7
          12.4  Temporary Taking:................................................... 7
          12.5  Division of Condemnation Award...................................... 8

13.  DEFAULT AND REMEDIES........................................................... 8
          13.1  Events of Tenant's Default.......................................... 8
          13.2  Landlord's Remedies................................................. 8
          13.3  Rights Upon Termination............................................. 9
          13.4  Landlord's Default and Tenant's Remedies............................ 9
          13.5  Waiver.............................................................. 9

14.  ASSIGNMENT AND SUBLETTING......................................................10
          14.1  By Tenant...........................................................10
          14.2  By Landlord.........................................................10

15.  TERMINATION....................................................................10
          15.1  Surrender of the Premises...........................................10
          15.2  Holding Over........................................................10

16.  RIGHT OF FIRST REFUSAL TO PURCHASE.............................................10
          17.   GENERAL PROVISIONS..................................................11
          17.1  Landlord's Right to Enter...........................................11
          17.2  Estoppel Certificates...............................................11
          17.3  Reimbursable Expenditures...........................................11
          17.4  Notices.............................................................11
          17.5  Attorneys' Fees.....................................................11
          17.6  Corporate Authority.................................................11
          17.7  Miscellaneous.......................................................11
          17.8  Brokerage Commissions...............................................12

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                          PAGE
                                                                                          ----
                 17.9   Memorandum of Lease................................................ 12
                 17.10  Subordination...................................................... 12
                 17.11  Quiet Possession................................................... 12
                 17.12  Entire Agreement................................................... 12



Exhibit A -    Legal Description
Exhibit B -    Exceptions to Title

                     AMENDED AND RESTATED LEASE AGREEMENT



     THIS AMENDED AND RESTATED LEASE AGREEMENT ("Lease"), dated October 7, 1996 for reference purposes only, is made by and between Mr. Larry Shackley of Bay City, Michigan ("Landlord") and Concentric Network Corporation, a Delaware corporation, formerly known as Concentric Research Corporation ("Tenant").

                                    RECITALS

A. Pursuant to that certain lease agreement dated August 27, 1993 ("Master Lease"), Thomas and Patricia Volk (the "Volks") leased the Premises (as defined in Section 1) to Landlord. Pursuant to that certain lease agreement dated August 27, 1993 ("Original Lease"), Landlord subleased the Premises to Tenant.

B. On or about _________, 1996, Landlord purchased a fee ownership interest in the Premises from the Volks.

C. Landlord and Tenant desire to supersede and entirely replace the Original Lease with this Lease.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.   DEFINITIONS:  Any term that is given a special meaning by this Section 1 or
     -----------
by any other provision of this Lease (including any exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto.

     1.1  Agreed Interest Rate:  "Agreed Interest Rate"  means an interest rate
          --------------------
of either ten percent (10%) per annum or the maximum applicable rate permitted by Law, whichever is less.

     1.2  Building:  "Building" means that certain approximately 6,000 square
          --------
foot building located on the Premises.

     1.3  Effective Date:  "Effective Date" means the date by which the last
          --------------
signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease, provided that the executed Lease has been mutually delivered.

     1.4  Hazardous Material:  "Hazardous Material" means any material or
          ------------------
substance that is now or hereafter prohibited or regulated by any Law or that is now or hereafter designated by any governmental autho rity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment

     1.5  Law:  "Law" means any judicial decision, statute, constitution,
          ---
ordinance, resolution, order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect either at the Effective Date of this Lease or any time during the Lease Term.

     1.6  Lease:  "Lease" means this printed lease and Exhibits "A " and "B"
          -----                                        ---------------------
attached hereto and made a part hereof, as the same may be amended in accordance with this Lease from time to time.

     1.7  Lease Term:  "Lease Term" means that period of time commencing on the
          ----------
Effective Date and ending on December 31, 1997, unless extended or sooner terminated as provided herein.

     1.8  Leasehold Improvements:   "Leasehold Improvements" means all
          ----------------------
improvements, additions, alterations, and fixtures installed in or on the Premises by Tenant at its expense which are not Trade Fixtures.

     1.9  Lender:   "Lender" means (i) any beneficiary, mortgagee, secured
          ------
party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the Premises, and the note or other obligations secured by it, and (ii) the lessor under any underlying ground lease under which Landlord holds an interest in the Premises.

     1.10 Monthly Rent:   "Monthly Rent" means rent payable by Tenant pursuant
          ------------
to Paragraph 3.1.

     1.11 Outside Areas:  "Outside Areas" means all areas and facilities within
          -------------
the Premises, other than the Building (including the parking areas, driveways, pedestrian sidewalk, landscaped areas, trash enclosures, and the like).

     1.12 Premises:  "Premises" means that real property situated in the City of
          --------
Bay City, County of Bay, with all improvements now or hereafter located thereon commonly known as 400 41st Street, Bay City, Michigan 48708, as more particularly described on Exhibit "A."

     1.13 Permitted Use:  "Permitted Use" means the use of the Premises for
          -------------
general office, manufacturing, research and development, assembly, shipping, storage, and all other legal uses.

     1.14 Private Restrictions:   "Private Restrictions" means all covenants,
          --------------------
conditions and restrictions, private agreements, reciprocal easement agreements and any other instruments (herein "encumbrances") affecting the use of the Premises recorded as of the Effective Date and all encumbrances recorded after the Effective Date.

     1.15 Real Property Taxes:  "Real Property Taxes" means all real property
          -------------------
taxes, assessments, and other charges imposed by any governmental or quasi-governmental authority, which are levied or assessed against the Premises. Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or any federal or state income tax.

     1.16 Tenant's Minimum Liability Insurance Coverage:   "Tenant's Minimum
          ---------------------------------------------
Liability Insurance Coverage" means One Million Dollars ($1,000,000).

     1.17 Trade Fixtures:   "Trade Fixtures" means anything affixed to the
          --------------
Building or Outside Areas by Tenant at its expense for purposes of trade, manufacture, ornament, or domestic use (except replacement of similar work or material owned and installed by Landlord) which can be removed without injury to the Building or Outside Areas.

2.   DEMISE, TERM AND OPTION TO EXTEND:
     ---------------------------------

     2.1  Demise of Premises:  Landlord hereby leases to Tenant, and Tenant
          ------------------
leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises. This Lease shall supersede and entirely replace the Original Lease. Landlord warrants that (i) the Premises are only subject to those Private Restrictions and other exceptions to title disclosed in Exhibit "B" hereto, (ii) the Premises are presently in compliance with all Laws and Private Restrictions, and (iii) Tenant's conduct of its business operations as they are presently being conducted on the Premises will not violate any Laws or Private Restrictions.

     2.2  Options to Extend Lease Term:  Landlord grants to Tenant one (1)
          ----------------------------
option ("Option") to extend the Lease Term, for an additional term of twelve
(12) months ("Option Term"), commencing on December 31, 1997. To exercise the Option, Tenant must give Landlord notice in writing by United States Certified Mail, return receipt requested, of its intention to exercise the Option on or before November 1, 1997. All terms and conditions of this Lease shall continue to apply during the Option Term.

3.   RENT:
     ----

     3.1  Monthly Rent:  Commencing on November 1, 1996 and continuing
          ------------
throughout the Lease Term, Tenant shall pay to Landlord without offset or deduction or type whatsoever except as expressly provided herein, Monthly Rent, equal to the following:

               November, 1996-December, 1996       $3,500
               January, 1997-December, 1997        $3,730

If Tenant exercises the Option, then the Monthly Rent for the Option Term shall be $4,200.

     3.2  Payment of Rent:  All rent required to be paid in monthly installments
          ---------------
shall be paid in advance on the first day of each calendar month during the Lease Term. All rent shall be paid in lawful money of the United States, to Landlord at its address for notices as set forth below or at such other place as Landlord may designate from time to time by written notice to Tenant. Tenant's obligation to pay rent shall be prorated during any partial month of the Lease Term.

     3.3  Past Due Monthly Rent:  If any Monthly Rent is past due and Tenant
          ---------------------
fails to pay such rent within ten (10) days after Tenant has received a written notice of delinquency from Landlord, then such past due rent shall thereafter bear interest until paid at the rate of ten percent (10%) or the maximum interest rate permitted by Law, whichever is lower.

4.   USE OF PREMISES:
     ---------------

     4.1  Compliance with Laws and Private Restrictions:  Tenant shall not use
          ---------------------------------------------
or permit any person to use the Premises in any manner which violates any Laws or Private Restrictions. At the Commencement Date, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

     4.2  Use of Premises:  Tenant may use the Premises for any Permitted Use.
          ---------------
Landlord represents and warrants that Tenant's use of the Premises is and will be permitted by all Laws, CC&R's, and fire underwriter's requirements and that electricity, water, janitorial, heating, ventilating, air conditioning and other services, at the levels generally provided for office uses in comparable buildings in the vicinity of the Premises, will be available to Tenant at all times during the Lease term. If the Premises should become unsuitable for Tenant's use as a consequence of fire, casualty, exercise of eminent domain, cessation of utilities or other services required to be provided to the Premises by Landlord, or the presence of any Hazardous Material, which does not result from Tenant's use, storage or disposal of such material in violation of applicable law in or about the Premises, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If such interference cannot be corrected or the damage resulting there from repaired so that the Premises will be reasonably suitable for Tenant's intended use within one hundred twenty (120) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice to Landlord at any time after the occurrence of such event.

     4.3  Parking and Reservation of Rights: Without charge, Tenant shall have
          ---------------------------------
the exclusive use of all parking spaces located on the Premises.

     4.4  Hazardous Materials:
          -------------------

          4.4.1  Tenant's Responsibility:  Tenant, at its sole cost, shall
                 -----------------------
comply with all Laws relating to the storage, use, disposal, emission, or release of any Hazardous Material by Tenant or its agents, employees or contractors. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Premises by Tenant or its agents, employees or contractors results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination as required by Law. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for, and shall defend, indemnify and hold Landlord and its shareholder, officers, and directors harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, to the extent arising out of or the disposal or release of Hazardous Materials on or about the Premises by Tenant or its agents, employees, or contractors or the removal, clean-up and restoration work and materials required hereunder to return the Property to its condition existing prior to the appearance of any such Hazardous Materials.

          4.4.2  Landlord's Obligation.  Except as stated in Subparagraph 4.4.1,
                 ---------------------
above, and notwithstanding anything to the contrary in any other section of the Lease, Tenant shall have no responsibility for and Landlord shall be solely responsible for, and shall defend, indemnify and hold Tenant and its shareholders, officers, directors, successors and assigns, harmless from and against, all claims, costs and liabili ties, including attorneys' fees and costs, arising out of the presence at any time of any Hazardous Material on or about the Premises during the Lease Term (including, without limitation, all Hazardous Materials identified in that certain "Soil Feasibility Analysis and Soil Remediation Corrective Action Plan" dated November 21, 1994, prepared by Peerless Environmental Services, Inc.). Upon demand by Tenant, Landlord shall promptly take any and all action necessary to investigate and remediate any such Hazardous Material contamination as required by Law.

5.   TRADE FIXTURES AND LEASEHOLD IMPROVEMENTS:
     -----------------------------------------

     5.1  Leasehold Improvements:   Tenant may construct any Leasehold
          ----------------------
Improvement which does not affect the structural parts or exterior of the Building without Landlord's prior approval. Any other Leasehold Improvements may be made only after obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any Leasehold improvement, if Landlord has not reasonably withheld its consent to any Leasehold Improvement within fifteen (15) days of Tenant's request for Landlord's consent to the Leasehold Improvement. All Leasehold Improvements constructed at Tenant's cost shall remain the property of Tenant during the Lease Term and may be removed from the Premises at any time. Landlord shall have no lien or other interest whatsoever in any Leasehold Improvement and within ten (10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien, or interest in Lessee's Leasehold Improvements located in the Premises. Tenant shall restore all damage to the Premises caused by any removal of Tenant's Leasehold Improvements. Within ten (10) days following a request by Tenant, Landlord shall inform Tenant whether it reserves the right to have any Leasehold Improvement installed by Tenant removed from the Premises by Tenant upon termination of the Lease.

     5.2  Liens: Tenant shall keep the Premises free from any liens arising out
          -----
of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Premises. If any claim of lien is recorded, Tenant shall bond against or discharge the same within twenty
(20) days after written notice to Tenant that the same has been recorded against the Premises and/or the Property.

6.   REPAIR AND MAINTENANCE:
     ----------------------

     6.1  Tenant's Obligation to Maintain: Except as otherwise provided in
          -------------------------------
Section 11 (restoration of damage caused by fire and other perils) and in Paragraph 6.2 (Landlord's maintenance obligations), Tenant shall, at all times during the Lease Term, keep and maintain the Premises in good order, condition, and repair.

     6.2  Landlord's Obligation to Maintain: Landlord shall perform and
          ---------------------------------
construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or its respective agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of Law or construction defect in the Premises as of the Effective Date, (iv) for which Landlord has a right of reimbursement from others, (v) which could be treated as a "capital expenditure" under generally accepted accounting principles, (vi) to the structural parts of the Premises and the Building (including the walls, floors, ceilings, roof, bearing walls, demising walls and foundations), necessary to maintain a water-tight roof membrane, and to all utility systems servicing the Premises.

7.   UTILITIES:  Tenant shall promptly pay, as the same become due, all charges
     ---------
for water, gas, electricity, telephone, sewer service, waste pick-up, and any other utilities, materials or services furnished at the request of or used by Tenant in the Premises.

8.   REAL PROPERTY TAXES:
     -------------------

     8.1  Tenant's Obligation to Reimburse:  Tenant shall within thirty (30)
          --------------------------------
days after Landlord's written demand, shall pay the Real Property Taxes to the extent such Real Property Taxes are directly related to periods occurring during the Lease Term. If any assessment is levied against the Premises, Landlord may elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond. Notwithstanding anything contained herein, Tenant shall not be obligated to pay any increase in Real Property Taxes caused by a reassessment of the Premises following a "change in ownership" caused by a transfer by Landlord of its interest in the Premises.

     8.2  Taxes on Tenant's Property:  Tenant shall pay before delinquency any
          --------------------------
and all taxes, assessments, license fees, and public charges levied, assessed, or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises.

     8.3  Tax Contest:  If Tenant shall desire in good faith to contest or
          -----------
otherwise review by appropriate legal or administrative proceeding any Real Property Tax, Tenant may withhold payment of the Real Property Tax being contested if, but only if, both (i) non-payment is permitted during the pendency of such proceedings without the foreclosure of any tax lien or the imposition of any fine or penalty and (ii) Tenant shall obtain and furnish a bond sufficient to protect Landlord's interest in the Premises. At the request of Tenant, Landlord shall cooperate with Tenant in any contest or other proceedings which Tenant may desire to bring pursuant to this paragraph. Within ten (10) days after the final determination of the amount due from Tenant with respect to the Real Property Tax contested, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated.


9.   INSURANCE:
     ---------

     9.1  Tenant's Insurance:  At all times Tenant shall maintain in full force
          ------------------
and effect during the Lease Term the policies of insurance described below. Copies of duly executed certificates for such policies shall be provided to Landlord upon Landlord's request.

          9.1.1  Liability Insurance:  A policy or policies of comprehensive
                 -------------------
general liability insurance, including property damage, against liability for personal injury, bodily injury, death, and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than $1,000,000, naming Landlord as an additional insured, containing a cross liability endorsement.

          9.1.2  Casualty Insurance:  A policy or policies of fire and property
                 ------------------
damage insurance insuring the personal property, inventory, and trade fixtures of Tenant within the Premises. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured if the Lease is not terminated, or to Tenant if the Lease is terminated.

     9.2  Landlord's Insurance:  At all times Landlord shall maintain:
          --------------------

          9.2.1 A policy or policies of fire and property damage insurance in standard "all risk" form insuring Landlord against loss from physical damage to the Building and the Premises with coverage of not less than one hundred percent (100%) of the full replacement cost thereof.

          9.2.2 Tenant shall within thirty (30) days after its receipt of a detailed invoice from Landlord, reimburse Landlord for the costs of the foregoing policy, prorated as necessary to cover only the periods during the Lease Term.

     9.3  Release and Waiver of Subrogation:  Notwithstanding anything to the
          ---------------------------------
contrary in the Lease, the parties hereto release each other, and their respective agents, employees, subtenants, and contractors, from any liability for injury to any person or damage to property that arises out of or incident to any peril covered by insurance carried by the parties or out a peril of the type to be covered by the insurance required to be carried under the terms of this Lease, whether due to the negligence of Landlord or Tenant or their respective agents, employees, contractors, or invitees, or any other cause. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy.

 10. INDEMNITY:
     ---------

     10.1 Indemnification of Landlord:  Tenant shall hold harmless, indemnify
          ---------------------------
and defend Landlord and its employees and agents, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Tenant, its agents, contractors, or employees, a breach by Tenant of this Lease, or a violation by Tenant of any Law or Private Restriction.

     10.2 Indemnification of Tenant:  Landlord shall hold harmless, indemnify
          -------------------------
and defend Tenant and its employees and agents, with competent counsel reasonably satisfactory to Tenant, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Landlord, or its agents contractors, or employees, a breach by Landlord of this Lease, or a violation by Landlord of any Law or Private Restriction.


11.  DAMAGE & DESTRUCTION:
     --------------------

     11.1 Landlord's Duty to Restore:  If the Premises or the Building is
          --------------------------
damaged by any peril, Landlord shall restore the same to substantially the same condition existing immediately prior to such damage, unless the Lease is terminated by Landlord pursuant to paragraph 11.2 or by Tenant pursuant to paragraph 11.3. If the Lease is not terminated, all insurance proceeds available from the fire and property damage insurance to be carried by Landlord pursuant to paragraph 9.2 shall be paid to an independent depository and disbursed as the restoration work progresses. If this Lease is terminated pursuant to either paragraph 11.2 or 11.3, then all insurance proceeds available from insurance carried by Landlord shall be paid to Landlord.

     11.2 Landlord's Right to Terminate:  Landlord shall have the option to
          -----------------------------
terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

          11.2.1 The Building is damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to paragraph 9.2 and (ii) not actually covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated cost to restore the Building exceeds ten percent (10%) of the then actual replacement cost thereof; or

          11.2.2    The Premises are damaged by any peril during the last twelve
(12) months of the Lease Term and the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage; provided, however, that Landlord may not terminate this Lease pursuant to this Subparagraph 11.2.2 if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within thirty (30) days following the delivery to Tenant of Landlord's written termination notice.

     11.3 Tenant's Right to Abatement and Termination:  If all or any portion of
          -------------------------------------------
the Premises or the Building should become unsuitable for Tenant's use as a consequence of fire, casualty, cessation of utilities not caused by Tenant for a period exceeding ten (10) days, or the presence of any Hazardous Material not released, emitted or discharged to the Premises by Tenant or its agents, employees or contractors, then Tenant shall be entitled to an abatement of all Monthly Rent payable hereunder to the extent of the interference with Tenant's use of the Premises occasioned thereby and, if such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant's intended use within ninety (90) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice of termination to Landlord at any time prior to cessation of the interfering event or restoration of the Premises.

12.  CONDEMNATION:
     ------------

      12.1  Taking of Premises:  If all or any part of the Premises or the
            ------------------
Building is taken by means of (i) any taking by the exercise of the power of eminent domain, whether by legal proceedings or otherwise, (ii) a voluntary sale or transfer by Landlord to any condemnor under threat of condemnation or while legal proceedings for condemnation are pending, or (iii) any taking by inverse condemnation (a "Condemnation"), and any portion of the Premises or the Building cannot be reconstructed within a reasonable period of time and thereby made reasonably suitable for Tenant's continued occupancy for the Permitted Use, then Tenant shall have the option to terminate this Lease. Any such option to terminate by Tenant must be exercised within a reasonable period of time, to be effective as of the date that possession of the Premises is taken by the condemnor.

     12.2 Restoration Following the Taking:  If any part of the Premises or the
          --------------------------------
Building is taken by Condemnation and this Lease is not terminated, then Landlord shall make all repairs and alterations that are reasonably necessary to make that which is not taken a complete architectural unit reasonably suitable for Tenant's occupancy for the Permitted Use.

     12.3 Abatement of Rent:  Except in the case of a temporary taking, if any
          -----------------
portion of the Premises is taken by Condemnation and this Lease is not terminated, then as of the date possession is taken, the Monthly Rent shall be reduced in the same proportion that the value of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the value of the remainder of the Premises.

     12.4 Temporary Taking:  If any portion of the Premises is temporarily taken
          ----------------
by Condemnation and such taking affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

     12.5 Division of Condemnation Award:  Tenant shall be entitled to receive
          ------------------------------
any damages awarded by the court in connection with a Condemnation for leasehold improvements installed in the Premises at Tenant's expense, Tenant's moving costs and lost goodwill. The entire balance of the award shall be the property of Landlord.


13.  DEFAULT AND REMEDIES:
     ---------------------

     13.1 Events of Tenant's Default:  Tenant shall be in default of its
          --------------------------
obligations under this Lease if any of the following events occurs:

          13.1.1 Tenant fails to pay any Monthly Rent when due and such failure is not cured within five (5) days after Landlord notifies Tenant in writing that such nonpayment was not made when due; or

          13.1.2 Tenant fails to perform any term, covenant, or condition of this Lease (except those requiring the payment of money to Landlord) and Tenant fails to cure such default within thirty (30) days after delivery of written notice from Landlord specifying the nature of such default where such default could reason ably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period; or

          13.1.3 Tenant shall have made a general assignment of its assets for the benefit of its creditors; or

          13.1.4 Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained herein; or

          13.1.5 Tenant shall have permitted the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property of Tenant or any property essential to the conduct of Tenant's business, and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

          13.1.6 A court shall have made or entered any decree or order with respect to Tenant, or Tenant shall have submitted to or sought a decree or order (or a petition or pleading shall have been filed in connection therewith) which:
(i) grants or constitutes (or seeks) an order for relief, appointment of a trustee, or confirmation of a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed (or seeks such approval of) a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or statute of the United States or any state thereof; or (iii) otherwise directs (or seeks) the winding up or liquidation of Tenant; and such petition, decree or order shall have continued in effect for a period of thirty (30) or more days.

     13.2 Landlord's Remedies:  In the event of any default by Tenant, Landlord
          -------------------
may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

          13.2.1 Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

          13.2.2 Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

          13.2.3 Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof, for the account of Tenant and in the name of Tenant.

    13.3. Rights Upon Termination:  In the event Landlord terminates this
          -----------------------
Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth below:

          13.3.1 The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the prime rate published in the Wall
                                                                       ----
Street Journal at the time of award plus one percent (1%); and
--------------

          13.3.2 Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

          13.3.3 Notwithstanding anything to the contrary set forth in this Lease, Landlord shall use its best efforts to mitigate any damages resulting from any default by Tenant, and Tenant shall not in any event be liable for any damages reasonably mitigable by Landlord. Landlord waives any right of distraint, distress for rent or landlord's lien that may arise at law.

     13.4 Landlord's Default and Tenant's Remedies:  In the event Landlord fails
          ----------------------------------------
to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty
(30) day period, then Tenant shall have the following remedies:

          13.4.1 Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Tenant has waived its right to damages resulting from injury to person or damage to property as provided herein).

          13.4.2 Tenant may cure any default of Landlord at Landlord's cost. If Tenant at any time by reason of Landlord's default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time the sum is paid, and shall bear interest at the Agreed Interest Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. Any such amount shall be payable by Landlord to Tenant within ten (10) days following Tenant's written demand for payment and if not so paid, may be offset against the next installments of Monthly Rent payable by Tenant to Landlord under the Lease.

     13.5 Waiver:  One party's consent to or approval of any act by the other
          ------
party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

14.  ASSIGNMENT AND SUBLETTING:
     -------------------------

     14.1 By Tenant:  The following provisions shall apply to any assignment
          ---------
or subletting by Tenant:

          14.1.1 Tenant shall not sublet the Premises or assign or encumber its interest in this Lease, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be deemed to have consented to any proposed assignment or subletting if it has not reasonably withheld its consent to any such proposed assignment or subletting within fifteen (15) days of Tenant's request for consent.

          14.1.2 Consent by Landlord to one or more assignments or encumbrances of this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance, or subletting.

          14.1.3 Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or a portion of the Premises without Landlord's consent (i) to a parent, subsidiary, or an entity under common control with Tenant, (ii) in connection with the transfer of stock of Tenant, or (iii) in connection with the sale of substantially all of Tenant's assets located in the Premises.

     14.2 By Landlord:  Landlord and its successors in interest shall have the
          -----------
right to transfer their interest in the Building. As used herein, the term "Landlord" shall mean the Landlord originally named herein, but following any transfer of its interest in the Premises and the Property, the term "Landlord" shall thereafter mean the transferee of such interest.

15.  TERMINATION:
     -----------

     15.1  Surrender of the Premises:  Immediately prior to the expiration or
           -------------------------
upon the earlier termination of this Lease, Tenant shall remove all Leasehold Improvements installed in the Premises by Tenant (which Landlord has not agreed may remain in the Premises), trade fixtures and other personal property, repair all damage caused by the installation and removal of such property, and vacate and surrender the Premises to Landlord in good condition, reasonable wear and tear, condemnations, perils and Hazardous Materials not placed on or about the Premises by Tenant, its agents, employees or contractors excepted.

      15.2 Holding Over:  Any holding over after the expiration of the Lease
           ------------
Term and with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable.

16.  RIGHT OF FIRST REFUSAL TO PURCHASE:  If at any time during the Lease Term,
     ----------------------------------
Landlord elects to sell the Premises, Tenant shall have the right of first refusal to meet any bona fide offer to purchase the Premises received by Landlord from any party on the same terms and conditions of such offer.
Landlord shall promptly provide Tenant with a copy of any such offer and Tenant shall have sixty (60) days after its receipt of the offer to agree in writing to purchase the Premises on the same terms and conditions stated in the offer. If Tenant does not indicate in writing its agreement to purchase the Premises on the terms contained in the offer within said sixty (60) day period, then Landlord thereafter shall have the right to sell the Premises to such party on the same terms and conditions stated in the offer. If Landlord does not sell the Premises within ninety (90) days after the expiration of said sixty (60) day period, or if terms and conditions of the offer to purchase the Premises are changed, then any further transaction shall be deemed a new offer to purchase the Premises and the provisions of this paragraph shall again be applicable. Notwithstanding the foregoing, Landlord may, without Tenant's right of first refusal, sell the Premises to Amos Weiss. Should Amos Weiss become the owner of the Premises, and should he during the Lease Term elect to sell the Premises, then the provisions of this Section 16 shall apply to any bona fide offer to purchase received by Mr. Weiss.

17.  GENERAL PROVISIONS:
     ------------------

          17.1 Landlord's Right to Enter:  Landlord or its agents may enter the
               -------------------------
Premises at any reasonable time for the purpose of (i) inspecting the same, (ii) posting notices of nonresponsibility, (iii) supplying any service to be provided by Landlord to Tenant, (iv) making necessary alterations, additions or repairs,
(v) performing Tenant's obligations when Tenant has failed to do so within thirty (30) days after written notice from Landlord, and/or (vi) in case of an emergency. However, Landlord may not so enter the Premises until it has first given Tenant at least forty-eight (48) hours prior written notice of its intention to do so (except in case of an emergency) and complies with all of Tenant's security regulations. If Tenant so elects, Landlord shall be accompanied by a representative Tenant during any such entry. Landlord shall not have the right to open or inspect confidential files or safes, and Landlord shall not disclose to others any confidential information regarding Tenant's business learned by Landlord during any such entry into the Premises.

     17.2 Estoppel Certificates:  Each party agrees, following any request by
          ---------------------
the other, promptly to execute and deliver an estoppel certificate upon which the requesting party and any others it designates may rely (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, or if there are stating their nature, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party.

     17.3 Reimbursable Expenditures:  Any expenditure by a party permitted or
          -------------------------
required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the actual cost to the demanding party of the goods and/or services giving rise to such expenditure, which cost shall not exceed the fair market value of such goods and/or services; shall be reasonably incurred; and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     17.4 Notices:  Any notice required or desired to be given regarding this
          -------
Lease shall be in writing and may be personally served, or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified and postage prepaid, addressed to the party to be served at its address set forth below its signature, and (ii) in all other cases when actually received. Either party may change its address by giving notice of same in accordance with this paragraph.

     17.5 Attorneys' Fees:  In the event either party shall bring any action or
          ---------------
legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or to otherwise enforce, protect or establish any term or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

     17.6 Corporate Authority:  Each individual executing this Lease on behalf
          -------------------
of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation and that this Lease is binding upon said corporation in accordance with its terms.

     17.7 Miscellaneous:  Should any provision of this Lease prove to be invalid
          -------------
or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. This Lease shall be governed by the laws of the State of Michigan. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Whenever one party's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Lease, then such consent or approval shall not be unreasonably withheld or delayed. Landlord shall not become or be deemed a partner or a joint venturer of Tenant by reason of this Lease.

     17.8 Brokerage Commissions:  Each party warrants to the other that it has
          ---------------------
not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease.

     17.9 Memorandum of Lease:  At Tenant's request, Landlord shall execute in
          -------------------
recordable form, a "Memorandum of Lease" referencing the Lease and setting forth the true and legal description and assessor's parcel number of the Property in a form reasonably acceptable to Lessee, and which Memorandum of Lease shall be recorded in the Official Records of Bay County, Michigan.

    17.10 Subordination:  The following provisions shall govern the
          -------------
relationship of this Lease and any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, and any renewal, modification, consolidation, replacement or extension thereof (collectively, "Security Instruments"), which have been or may hereafter be executed affecting the
Premises:

          17.10.1 This Lease shall not be subject or subordinate to any existing or future Security Instruments unless the holder of the Security Instrument in question executes a recognition and nondisturbance agreement which
(i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder; and

     17.11 Quiet Possession:  Tenant shall peacefully have, hold and enjoy
           ----------------
the Premises, subject to the other terms of this Lease, provided that Tenant pays the Monthly Rent and performs all of Tenant's covenants and agreements contained in this Lease. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

     17.12 Entire Agreement:  The Lease and the documents referred to herein
           ----------------
constitute the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Commencement Date of this Lease.


AS LANDLORD:                              AS TENANT:

/s/ Larry Shackley                        Concentric Network Corporation, a
-------------------------------           Delaware corporation
         Larry Shackley

                                          By: /s/ Donald C. Schutt
                                             --------------------------------
                                          Its: Vice President
                                              -------------------------------

Address for Notices:                      Address for Notices:
3783 Mackinaw Road                        10590 N. Tantau Ave.
-------------------------------           -----------------------------------
Bay City, MI 48706                        Cupertino, CA 95014
-------------------------------           -----------------------------------
October 7, 1996                           October 7, 1996
-------------------------------           -----------------------------------

                                  EXHIBIT "A"

                               Legal Description

                                [to be attached]

                                  EXHIBIT "B"

                              Exceptions to Title

                                [to be attached]